Exhibit 24.1

Power of Attorney

KNOW ALL PERSONS BY THESE PRESENTS, that each of Carolina Bank Holdings, Inc. and the several undersigned officers and directors thereof whose signatures appear below, hereby makes, constitutes and appoints Robert T. Braswell and T. Allen Liles, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned officer’s and director’s capacity or capacities as shown below, (a) a Registration Statement of Carolina Bank Holdings, Inc. on Form S-1 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock of Carolina Bank Holdings, Inc., and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Carolina Bank Holdings, Inc. and said officers and directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Carolina Bank Holdings, Inc. might or could do, and as each of said officers and directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Carolina Bank Holdings, Inc. and said officers and directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Carolina Bank Holdings, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned officers and directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

CAROLINA BANK HOLDINGS, INC.

(Registrant)

By: /s/ Robert T. Braswell

Robert T. Braswell, President and Chief Executive Officer

Dated: April 28, 2015

SIGNATURE	CAPACITY

/s/ Robert T. Braswell	President, Chief Executive Officer, and Director
Robert T. Braswell	(principal executive officer)

/s/ T. Allen Liles	Chief Financial Officer
T. Allen Liles	(principal financial officer and principal accounting officer)

/s/ Donald H. Allred	Director
Donald H. Allred

/s/ Susan Alt	Director
Susan Alt

Director
Kevin J. Baker

/s/ J. Alexander S. Barrett	Director
J. Alexander S. Barrett

/s/ Stephen K. Bright	Director
Stephen K. Bright

/s/ Gary N. Brown	Director
Gary N. Brown

/s/ Michael Bumpass	Director
Michael Bumpass

/s/ Abby Donnelly	Director
Abby Donnelly

/s/ James E. Hooper	Director
James E. Hooper

/s/ J. Edward Kitchen	Director
J. Edward Kitchen